EXHIBIT 3.3

                           ARTICLES OF INCORPORATION

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                           ARTICLES OF INCORPORATION

                                       OF

                             IMAGING SERVICES, INC.


        ARTICLE ONE. Name. The name of this corporation shall be IMAGING SERVICES, INC.

        ARTICLE TWO. Purpose. The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business, or the practice of a profession permitted to be incorporated by the California Corporation Code.

        ARTICLE THREE. Initial Agent. The name of the corporation's initial agent for service of process is Dean N. Janes, who may be served at 1037 North Lima Street, Burbank, California 91505.

        ARTICLE FOUR. Capital Stock. The corporation is authorized to issue 100,000 shares of capital stock. There shall be only one class of capital stock of the corporation.

        IN WITNESS WHEREOF, the undersigned incorporator has executed these articles of incorporation on October 26, 1993.




                                                /s/ Dean N. James
                                                --------------------------------
                                                Dean N. James


        I declare that I am the person who executed the foregoing articles of incorporation which execution is my act and deed.

Dated:  October 26, 1993


                                                /s/ Dean N. James
                                                --------------------------------
                                                Dean N. James